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                                                                    EXIBIT 23.4

The Board of Directors


Intracel Corporation:


We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data for PerImmune Holdings" and "Experts" in the prospectus.


/s/ KPMG PEAT MARWICK LLP


Baltimore, Maryland
July 9, 1998